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                                    EXHIBIT 5

                   Opinion of Brobeck, Phleger & Harrison LLP


                                December 17, 1997



DepoTech Corporation
10450 Science Center Drive
San Diego, CA  92121


      Re: DepoTech Corporation (the "Company") Registration Statement for Registration of 141,000 Shares of Common Stock


Ladies and Gentlemen:

      We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 141,000 shares of Common Stock for issuance under the Company's 1997 Supplemental Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1997 Supplemental Stock Option Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Brobeck, Phleger & Harrison LLP

                                       BROBECK, PHLEGER & HARRISON LLP